UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2012

Health Net, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12718	95-4288333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 5, 2012, Health Net, Inc. (“we”, “us” or “our”) issued a press release announcing our financial results for the quarter ended September 30, 2012. The press release contains the non-GAAP financial measure “adjusted days claims payable (DCP).” Adjusted DCP for the third quarter of 2012 was 57.7 days, adjusted DCP for the second quarter of 2012 was 54.3 days, and adjusted DCP for the third quarter of 2011 was 51.7 days. Adjusted DCP excludes claims reserve and health plan costs related to our capitation, provider and other claim settlements and Medicare Advantage-Prescription Drug payables and costs. Adjusted DCP for the third quarter of 2011 also excludes reserves for claims and other settlements related to discontinued operations from the claims reserve. The most directly comparable GAAP financial measure to this non-GAAP financial measure is third quarter of 2012 DCP of 41.6 days, second quarter of 2012 DCP of 39.0 days, and third quarter of 2011 DCP of 37.4 days.

Management believes that adjusted DCP provides useful information to investors because the adjusted DCP calculation excludes from both claims reserve and health plan costs amounts related to health care costs for which no or minimal reserves are maintained. In addition, solely with respect to the third quarter of 2011, adjusted DCP excludes from claims reserve the reserves relating to discontinued operations. Therefore, management believes that adjusted DCP may present a more accurate reflection of DCP than does GAAP DCP, which includes such amounts. This non-GAAP financial information should be considered in addition to, not as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure is included in the attached press release. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

The press release is attached hereto as Exhibit 99.1 and hereby incorporated in this Item 2.02 by reference. The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing by Health Net, Inc. under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On November 2, 2012, our wholly owned subsidiaries, Health Net of California, Inc. and Health Net Community Solutions, Inc., entered into a settlement agreement (the “Agreement”) with the Department of Health Care Services of the State of California (“DHCS”) to settle historical Medi-Cal rate disputes for rate years prior to the 2011–2012 rate year. As part of the Agreement and as more fully described below, DHCS has agreed, among other things, to (1) an extension of our existing Medi-Cal managed care contracts for an additional five years from their current expiration dates; (2) a settlement account applicable to all of our state-sponsored healthcare programs, including Medi-Cal, Healthy Families, Seniors and Persons with Disabilities, the dual eligibles pilot programs that currently are expected to begin in 2013 and any potential future Medicaid expansion under federal health care reform (our “state-sponsored healthcare programs”); (3) compensate us should DHCS terminate any of our state-sponsored healthcare programs contracts early; and (4) cooperate in good faith to develop an alternative rate dispute resolution process.

The Agreement provides for the establishment of a settlement account (the “Account”). The Account will be created on January 1, 2013 with an initial balance of zero, and will be settled in cash on December 31, 2019, except that under certain circumstances DHCS may extend the final settlement for up to three additional one-year periods (as may be extended, the “Term”). During the Term, the balance in the Account will be adjusted annually to reflect a calendar year deficit or surplus as follows:

(a) During the first year of the Term (2013), if our pre-tax margin (as defined in the Agreement) on our state-sponsored healthcare programs is less than 3.25%, then a deficit results for such year. The amount of the deficit is calculated as follows: (i) 3.25% minus our actual pretax-margin for 2013, multiplied by (ii) 75% of the total premiums earned (as defined in the Agreement) on our state-sponsored healthcare programs business for 2013. If the actual pre-tax margin is greater than 3.25% during the first year of the Term, then a surplus results for such year. The amount of the surplus is calculated as follows: (i) our actual pre-tax margin minus 3.25%, multiplied by (ii) 75% of the total premiums earned on our state-sponsored healthcare programs business.

(b) For each of the next three years of the Term (2014–2016), if our pre-tax margin on our state-sponsored healthcare programs is less than 3.25% for the year, then a deficit results for such year. The amount of the deficit is calculated as follows: (i) 3.25% minus our actual pre-tax margin for such year, multiplied by (ii) 50% of the total premiums earned on our state-sponsored healthcare programs business for such year. Alternatively, if our actual pre-tax margin for the year is greater than 3.25%, then a surplus results for such year. The amount of the surplus is calculated as follows: (i) our actual pre-tax margin for such year minus 3.25%, multiplied by (ii) 50% of the total premiums earned on our state-sponsored healthcare programs business for such year.

(c) For each year after 2016, the balance in the Account shall be adjusted annually as follows:

(i) If our actual pre-tax margin for the year is between 1.25% and 3.25%, then there shall be no change in the Account balance.

(ii) If our actual pre-tax margin for the year is less than 1.25%, then a deficit results for such year. The amount of the deficit is calculated as follows: (i) 1.25% minus our actual pre-tax margin for such year, multiplied by (ii) 50% of the total premiums earned on our state-sponsored healthcare programs business for such year.

(iii) If our actual pre-tax margin for the year is greater than 3.25%, then a surplus results for such year. The amount of the surplus is calculated as follows: (i) our actual pre-tax margin for such year minus 3.25%, multiplied by (ii) 50% of the total premiums earned on our state-sponsored healthcare programs business for such year.

The deficit or surplus will be calculated annually and the resulting balance in the Account will be adjusted accordingly. Cash settlement of the Account will occur upon expiration of the Term as provided in the Agreement, subject to certain provisions for interim partial settlement payments to us in the event that DHCS terminates any of our state-sponsored healthcare programs contracts early. Upon expiration of the Term, if the Account is in a surplus position, then no monies are owed to either party. If the Account is in a deficit position, then DHCS shall pay the amount of the deficit to us. In no event, however, shall the amount paid by DHCS to us under the Agreement exceed $264 million or be less than an alternative minimum amount. The alternative minimum amount is calculated as follows: (i) $264 million, minus (ii) any partial settlement payments previously made to us by DHCS, minus (iii) 50% of the pre-tax income on our state-sponsored healthcare programs business in excess of a 2.0% pre-tax margin for each calendar year of the Term. Under the Agreement, DHCS will make an interim partial settlement payment to us based on a pro-rata portion of the alternative minimum amount if it terminates any of our state-sponsored healthcare programs contracts early.

The Agreement also provides that the parties will cooperate in good faith to develop an alternative rate dispute resolution process within 90 days of the execution of the Agreement or such later date as the parties agree. There can be no assurance that the parties will ultimately reach agreement on such a rate dispute resolution process. If the parties are unable to reach such an agreement, future rate disputes will be handled through the process currently in effect.

CAUTIONARY STATEMENTS: We and our representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act (“PSLRA”) of 1995, including statements in this and other reports, in presentations, press releases, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All statements in this report, other than statements of historical information provided herein, may be deemed to be forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by PSLRA. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to changes in circumstances and a number of risks and uncertainties. Without limiting the foregoing, statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend,” “feels,” “will,” “projects” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied or projected by the forward-looking information and statements due to, among other things, health care reform and other increased government participation in and regulation of health benefits and managed care operations, including the ultimate impact of the Affordable Care Act, which could materially adversely affect our financial condition, results of operations and cash flows through, among other things, reduced revenues, new taxes, expanded liability, and increased costs (including medical, administrative, technology or other costs), or require changes to the ways in which we do business; rising health care costs; continued slow economic growth or a further decline in the economy; negative prior period claims reserve developments; trends in medical care ratios; membership declines; unexpected utilization patterns or unexpectedly severe or widespread illnesses; rate cuts and other risks and uncertainties affecting our Medicare or Medicaid businesses; our ability to successfully participate in the dual eligibles pilot programs; litigation costs; regulatory issues with federal and state agencies including, but not limited to, the California Department of Managed Health Care, the Centers for Medicare & Medicaid Services, the Office of Civil Rights of the U.S. Department of Health and Human Services and state departments of insurance; operational issues; failure to effectively oversee our third-party vendors; noncompliance by us or our business associates with any privacy laws or any security breach involving the misappropriation, loss or other unauthorized use or disclosure of confidential information; liabilities incurred in connection with our divested operations; impairment of our goodwill or other intangible assets; investment portfolio impairment charges; volatility in the financial markets; and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC, and the other risks discussed in our filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by law, we undertake no obligation to address or publicly update any of our forward-looking statements to reflect events or circumstances that arise after the date of this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated November 5, 2012

Exhibit Index

Exhibit No.	Document Description
99.1	Press Release dated November 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

November 5, 2012	By:	/s/ Joseph C. Capezza
	Name:	Joseph C. Capezza
	Title:	Executive Vice President, Chief Financial Officer and Treasurer